As filed with the Securities and Exchange Commission on March 8, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARENA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2908305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive

San Diego, California 92121

858.453.7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven W. Spector, Esq.

Senior Vice President, General Counsel and Secretary

6166 Nancy Ridge Drive

San Diego, California 92121

858.453.7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Przesmicki, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, California 92121

858.550.6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-155660

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.0001 per share, including related rights to purchase Series A Junior Participating Preferred Stock	$4,417,383.49	$314.96

(1)	Calculated pursuant to rule 457(o) under the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed to register an additional $4,417,383.49 worth of shares of our common stock, par value $.0001, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-155660) which was declared effective on December 3, 2008, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 8, 2010.

ARENA PHARMACEUTICALS, INC.

By:	/S/ STEVEN W. SPECTOR
Steven W. Spector, Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Date

By:	/S/ * Jack Lief, Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 8, 2010

By:	/S/ * Robert E. Hoffman, Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	March 8, 2010

By:	/S/ * Dominic P. Behan, Ph.D., Director	March 8, 2010

By:	/S/ * Donald D. Belcher, Director	March 8, 2010

By:	/S/ * Scott H. Bice, J.D., Director	March 8, 2010

By:	/S/ * Harry F. Hixson, Jr., Ph.D., Director	March 8, 2010

By:	/S/ * J. Clayburn La Force, Jr., Ph.D., Director	March 8, 2010

By:	/S/ * Tina S. Nova, Ph.D., Director	March 8, 2010

By:	/S/ * Philip M. Schneider, Director	March 8, 2010

By:	/S/ * Christine A. White, M.D., Director	March 8, 2010

By:	/S/ * Randall E. Woods, Director	March 8, 2010

* By:	/S/ STEVEN W. SPECTOR
Steven W. Spector
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description of Document

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Cooley Godward Kronish LLP (included as Exhibit 5.1 to this filing)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (1)

(1)	Previously filed on the signature page to Registrant’s registration statement on Form S-3 (No. 333-155660), filed with the Securities and Exchange Commission on November 25, 2008.